Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Jose A. Segrera, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The accompanying quarterly report on Form 10-Q/A for the fiscal quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Terremark Worldwide, Inc.

Dated: August 12, 2003

/s/ JOSE A. SEGRERA

Jose A. Segrera

Chief Financial Officer